UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

On April 16, 2025, the Board of Directors of LQR House Inc., a Nevada corporation (the “Company”) set the date for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) for May 30, 2025, which is more than 30 calendar days before the one-year anniversary of the Company’s 2024 Annual Meeting of Stockholders. In light of the foregoing, and in accordance with the Company’s Bylaws, as amended (the “Bylaws”), in order for any business to be brought before the Annual Meeting by a stockholder and for any person to be nominated for election to the Company’s board of directors at the Annual Meeting by a stockholder, such stockholder must notify the Company of such intention by notice received at the Company’s principal executive offices not later than the close of business on April 30, 2025. Stockholder proposals intended for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at the Company’s principal executive offices no later than the close of business on April 30, 2025, which the Company believes is a reasonable time before it begins to print and mail proxy materials for the Annual Meeting. In addition, all such stockholder notices and stockholder proposals must conform to the applicable requirements of the Bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices and stockholder proposals are be directed to: LQR House Inc., Attention: Secretary, 6538 Collins Ave. Suite 344, Miami Beach, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: April 16, 2025	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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